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                   [Letterhead of Bernstein & Wasserman, LLP]

                                                              August 13, 1997

Interiors, Inc.
320 Washington Street
Mt. Vernon, NY  10553

Ladies and Gentlemen:

         We have acted as counsel for Interiors, Inc., a Delaware company ("Company"), in connection with a Registration Statement on Form SB-2 ("Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 654,000 shares of the Company's Class A Common Stock, $.001 par value ("Common Stock") and 324,400 shares of the Company's Series A 10% Cumulative Convertible Preferred Stock, $.01 par value ("Preferred Stock") (herein collectively referred to as the "Selling Securityholders Shares"), all of which are being registered on behalf of selling securityholders ("Selling Securityholders").

         In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock and Preferred Stock, and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records of the Company include all corporate proceedings taken by the Company to date.

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         Based upon and subject to the foregoing, we are of the opinion that the
Selling Securityholders Shares have been duly and validly authorized and issued and fully paid and nonassessable.

         We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/BERNSTEIN & WASSERMAN, LLP

                                               BERNSTEIN & WASSERMAN, LLP